UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 8, 2017

Peregrine Industries Inc.
 (Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 0-27511

Florida	65-0611007
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 8, 2017, the Board of Directors of Peregrine Industries, Inc. (the "Registrant") appointed Ms. Miaohong Hanson to the Registrant's Board of Directors. The appointment was made in connection with the Registrant's change in control transaction reported in its Form 8-K filed with the SEC on July 25, 2017.

Ms. Miaohong Hanson, age 53, has served as President and CEO of Mace Corporation from December 2015 to present. She was Vice President and CFO of J.C. Hanson & Associates from 2006 to 2015. Ms. Hanson was previously Vice President, Sales of Jiangxi Techmed Inkjet Co. Ltd, from 1998 to 2005 and was responsible for management of the sales team for the South China Region. She has studied Business Accounting at Arizona Western College and Business at Zhejiang University. Ms. Hanson is Executive Vice Chairperson of the Zhejiang Chamber of Commerce of America and Vice Chairperson of the Zhejiang Association of Las Vegas. In addition, she is Vice Secretary General and Director of the U.S. branch office of the Inner Mongolia branch of the World Chinese Entrepreneur Association. Ms. Hanson speaks fluent Chinese and English.

As provided in the change in control transaction, on August 1, 2017, Mr. Yair Fudim, the Registrant's CEO and sole director, and Mr. Zohar Shpitz, the Registrant's CFO, submitted their respective letters of resignation effective August 8, 2017, copies of which are attached hereto as Exhibits 17.3 and 17.4, respectively. Both letters of resignation stated that their resignations were submitted to permit them to pursue other business interests following the Registrant's change in control transaction on July 21, 2017 and both letters further stated that there were no disagreements with the operations, policies or practices of the Registrant.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.3	Letter of Resignation of Yair Fudim dated August 1, effective August 8, 2017, filed herewith.
17.4	Letter of Resignation of Zohar Shpitz dated August 1, effective August 8, 2017, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Peregrine Industries, Inc.

By:	/s/ Yair Fudim
Name:	Yair Fudim
Title:	Chief Executive Officer

Date: August 8, 2017